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                                                                EXHIBIT 99.1(b)


                           November 11, 1994





Jeffrey P. Sudikoff
IDB Communications Group, Inc.
10525 West Washington Boulevard
Culver City, California  90232-1922


     RE:  RESTATED LETTER OF INTENT; PROPOSED MANAGEMENT AGREEMENT


Dear Jeffrey:

     This restated letter ("Letter of Intent") constitutes a proposal on the basis of which Keystone Communications Corporation ("KCC") would enter into negotiations with IDB Communications Group, Inc. ("IDB") for the management and administration by KCC of substantially all assets and liabilities (except for the tangible assets and related liabilities) of the Broadcast Division of IDB and its broadcast subsidiaries, including IDB Media Group, Inc. (collectively "Principals"), subject to the terms and conditions to be set forth in a Management Agreement to be entered into by KCC and Principals ("Management Agreement").

     The terms and transactions proposed in this Letter of Intent are based upon the business and financial data and projections of IDB and other information made available to KCC during its recent preliminary due diligence analysis. Events occurring after the date of the preliminary analysis have not been considered. It is contemplated by the parties that KCC may continue reasonable due inquiries and analysis under this Letter of Intent and that Principals will cooperate in providing the information and financial data requested.

     1. MANAGEMENT AGREEMENT. Subject to the terms and conditions set forth in this Letter of Intent, Principals would authorize KCC, as agent for Principals, to manage and administer the assets and liabilities of the Broadcast Division of Principals (other than the tangible assets and the liabilities related thereto), including the customer contracts, vendor contracts, the obligations related to such customer contracts, vendor contracts and the performance thereof, and certain intangible rights of Principals, all as to be identified by IDB and agreed to by the parties (the "Broadcast Business"). As agent for Principals, KCC would be authorized to perform the services related to the Broadcast Business, as more particularly hereafter described, for and on behalf of IDB pursuant to the Management Agreement.

Jeffrey P. Sudikoff
IDB Communications Group, Inc.
November 11, 1994
Page 2
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          a.   KCC OBLIGATIONS.  Pursuant to the Management Agreement, KCC would be responsible for the following services (all collectively referred to as "Services"):

          (1) Employment (as employees of KCC) of such employees of Principals as are determined necessary or appropriate by KCC on such terms and with such salaries and benefits as are offered by KCC.

          (2) Performance of all services and obligations of the Broadcast Business for and on behalf of Principals for customers of Principals under customer contracts existing as of the date of the Management Agreement ("Customer Contracts"), including distribution services, securing satellite time for such distributions, interfacing with the customer, securing such facilities, supplies, materials and personnel necessary or desirable for the performance of the Customer Contracts.

          (3) Performance of all obligations of the Broadcast Business for and on behalf of Principals related to vendors of Principals under vendor contracts existing as of the date of the Management Agreement ("Vendor Contracts"), including arrangements for distribution services, interfacing with the vendors, securing such facilities, supplies, materials and personnel necessary or desirable for the performance of the Vendor Contracts.

          (4) Performance for the Broadcast Business of all accounting functions related thereto, including collections, payments, payment of income and other taxes related to the Customer Contracts and Vendor Contracts, and such other accounting functions necessary or desirable related to the Broadcast Business.

          (5) Maintenance of books, records, reports, filings and all other corporate and regulatory functions related to the performance of the Customer Contracts and Vendor Contracts and the Broadcast Business.

          (6) Allocation of revenues and expenses to the operation and management of the Broadcast Business and maintenance of such account for the benefit of IDB ("Allocated Account"). Reports relative to this account shall be made as agreed to by the parties. Any distribution of profit from such account to IDB or reimbursement for losses by IDB to the account shall be made on an annual basis.

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Jeffrey P. Sudikoff
IDB Communications Group, Inc.
November 11, 1994
Page 3
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          (7)  Performance of such other customer and vendor relations functions and related business relations on behalf of Principals as may be necessary or desirable relative to the Broadcast Business.

          b. PRINCIPALS' OBLIGATIONS. Pursuant to the Management Agreement, Principals shall:

               (1) Authorize KCC to act as the agent of Principals in performing such Services and other functions under all existing Customer Contracts and Vendor Contracts of Principals for the terms thereof as KCC may deem appropriate in its discretion.

               (2) Establish a positive balance working capital account to be managed by KCC related to the satisfaction of current obligations of Principal's Broadcast Business existing as of the date of the Management Agreement and all current liabilities related to the benefits and contract obligations attributable to employees hired by KCC.

               (3) Grant to KCC the right to use IDB trademarks, service marks, logos, and other IDB name recognition marks in the performance of the Services related to the Broadcast Business.

               (4) Permit KCC to compete with the Broadcast Business being managed by KCC for the benefit of Principals, including providing similar services to customers and vendors as are to be provided by KCC for the benefit of Principals under the Management Agreement.

          In addition, the Management Agreement would be in such customary form for similar transactions between parties similarly situated, containing standard and adequate representations and warranties and conditions related to Principals and the Broadcast Business.

     2. TERMS OF MANAGEMENT AGREEMENT. The Management Agreement shall be entered into on or before December 15, 1994; provided, however, the parties may agree that the effective date of such agreement is November 30, 1994. The Management Agreement shall be for a term of sixty (60) months.

Jeffrey P. Sudikoff
IDB Communications Group, Inc.
November 11, 1994
Page 4
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     3.   CONSIDERATION.  As consideration, KCC shall be entitled to an annual management incentive fee equal to (i) twenty percent (20%) of the first $4,000,000 of net profit in the Allocated Account and (ii) fifty percent (50%) of the net profit in the Allocated Account in excess of $4,000,000. KCC shall not be responsible for any losses in the Allocated Account.

     4. TERMINATION OF MANAGEMENT AGREEMENT. Upon the termination of the Management Agreement, KCC shall be required to (i) surrender the Broadcast Business to IDB, (ii) transfer to IDB the Allocated Account, subject to the agreed upon limitations, and (iii) establish a closing working capital account to provide for the satisfaction of the then current obligations of the Broadcast Business.

          The Management Agreement shall provide that in the event of the exercise by KCC of the option to purchase tangible assets of Principals granted in an Operating Lease Agreement between Principals and KCC, then Principals shall execute a Bill of Sale and Assignment to KCC, transferring to KCC all of the rights and obligations of Principals in and to the Broadcast Business.

     5. CERTAIN CONDITIONS. In addition to the above, and any other conditions described elsewhere in this Letter of Intent, the Management Agreement would provide for the following conditions (which conditions may require agreements or other action separate from the Management Agreement):

          a. The necessary corporate authorizations shall have been obtained by Principals and KCC.

          b. The auditors of KCC shall have had the opportunity and shall have completed a review of the business of Principals to be managed, the contracts and obligations related thereto, which shall be acceptable to KCC.

          c. Such approvals or consents of any United States or state governmental or regulatory authorities that are necessary or appropriate for management services to be provided shall have been obtained.

          d. Except to the extent approved by KCC and as related to liabilities expressly assumed by KCC under the Management Agreement, all rights transferred shall be free and clear of any lien, encumbrances, claims or rights of any third party.

Jeffrey P. Sudikoff
IDB Communications Group, Inc.
November 11, 1994
Page 5
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          e.   All other issues revealed by KCC's due diligence investigation into the Broadcast Business and relevant to the Management Agreement shall have been satisfactorily resolved.

          f.   The senior lender of KCC shall have approved the transaction.

          g. KCC and Southwest Communications, Inc. ("SCI") shall have entered into an agreement for the use of the licenses and authorizations granted to SCI by the Federal Communications Commission ("FCC") as may be necessary for KCC to perform the services relative to the Broadcast Business.

          h. Jeffrey Sudikoff shall enter into a consulting and non-compete agreement, subject to such terms and conditions to be agreed upon by Sudikoff and KCC, whereby Sudikoff shall agree to provide certain services to KCC and shall agree not to compete with KCC in the broadcast and similar services subject to the Management Agreement for a term of sixty months from the Closing Date of the Management Agreement.

     6. OTHER NEGOTIATIONS. None of the Principals will, for so long as the offer contained in this Letter of Intent is valid, directly or indirectly solicit, entertain or continue discussions, disclosures or negotiations with any other potential manager or service provider of the Broadcast Business, and none of the Principals will enter into any transaction outside of the ordinary course of business relative to the Broadcast Business without the prior written consent of KCC.

     7. ACCESS. From and after the date of this Letter of Intent until the execution of a Management Agreement, Principals will afford and cause to be afforded full access to the books, records, premises and employees and customers of Principals during normal business hours to representatives and agents of KCC in order to accomplish a thorough review of the Broadcast Business, contracts, liabilities and commitments of Principals. Such information shall include full disclosure of the Broadcast Business, liabilities, legal issues, regulatory reports, internal reports, and all business statistics, business codes and secrets and any other information necessary or appropriate for KCC to evaluate relative to the Broadcast Business or its operation ("Confidential Information"). All Confidential Information is to be held in confidence unless such information is publicly disclosed by others, or KCC and its representatives or agents are compelled by legal process to disclose it, or as disclosure may be necessary to agents, representatives or parties related to KCC so as to effect the contemplated transaction.

Jeffrey P. Sudikoff
IDB Communications Group, Inc.
November 11, 1994
Page 6
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     8.   MUTUAL COOPERATION.  Principals and KCC agree to endeavor jointly to obtain all consents or approvals from all entities or persons that are necessary or appropriate for the completion of the Management Agreement.

     9. ASSIGNABILITY. This Letter of Intent is not assignable by KCC or Principals without the prior written consent of the other.

    10. BROKERAGE COSTS AND FEES. Principals and KCC each represent that there has been no broker or finder involved in the transactions contemplated by this Letter of Intent, except as has otherwise been disclosed, and would hold each other harmless for any broker's or finder's fee. Each of Principals and KCC would pay and be responsible for its own costs in connection with the negotiation and finalization of the Management Agreement.

    11. PUBLICITY. All press releases and other public announcements of the transactions contemplated by this Letter of Intent would be jointly approved by Principals and KCC.

    12. EXPIRATION OF OFFER. Unless accepted by IDB (for itself and all of the Principals) or unless extended by written agreement of the parties, this offer expires as of November 11, 1994 at 5:00 p.m. MST. Upon acceptance, this Letter of Intent shall be effective until the full and complete execution of the Management Agreement or December 15, 1994, unless otherwise mutually extended by the parties.

    13. LETTER OF INTENT NON-BINDING. This Letter of Intent is a statement of our present intentions only and, except as provided in Paragraphs 6, 7, 8, 9, 10, 11 and 12, does not constitute a binding contract but is subject to the execution and delivery of the definitive Management Agreement.

     KCC hopes that this Letter of Intent will provide a satisfactory basis to proceed to the negotiation and execution of the Management Agreement contemplated hereby. This Letter of Intent supersedes and replaces in full that certain Letter of Intent dated September 16, 1994 as extended, executed by both parties hereto and regarding the subject matter set forth herein.

     If the foregoing accurately reflects your understanding of the basis upon which Principals and KCC would proceed to negotiate a definitive Management Agreement with respect to the transactions

Jeffrey P. Sudikoff
IDB Communications Group, Inc.
November 11, 1994
Page 7
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described in this Letter of Intent, please so indicate by signing and returning to KCC the enclosed counterpart of this Letter.


                                   Very truly yours,

                                   KEYSTONE COMMUNICATIONS CORPORATION



                                   ----------------------------------
                                   David E. Simmons, CEO



AGREED TO AND ACCEPTED:

IDB COMMUNICATIONS GROUP, INC.


By
   --------------------------
   Jeffrey P. Sudikoff, CEO

This _____ day of November, 1994
Effective as of November 11, 1994